                  CONSENT OF CHAPMAN PETROLEUM ENGINEERING, LTD
                         INDEPENDENT PETROLEUM ENGINEERS

         We consent to the reference to our firm under the caption "Interest of
Named Experts and Counsel" and to the reference to our "Reserve and Economic
Evaluation Oil and Gas Properties" dated April 1, 2005 in the Amendment No 2 to the Registration Statement on Form SB-2/A-2 and related prospectus of BMB Munai,
Inc.

/s/ Chapman Petroleum Engineering, Ltd.

Chapman Petroleum Engineering, Ltd.
Calgary, Aberta, Canada
June 16, 2006